Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Deb Kline	Matthew Booher
908-953-6179 (office)	908-953-7500 (office)
klined@avaya.com	mbooher@avaya.com

AVAYA REPORTS SECOND FISCAL QUARTER 2013 RESULTS

Second Quarter 2013

•	Revenue of $1.12 billion

•	Non-GAAP Operating Income(1) of $113 Million

•	Adjusted EBITDA(1) of $172 Million

Santa Clara, CA. – Avaya Inc., a global provider of business communications and collaboration systems, software and services, today reported results for the second quarter of fiscal 2013. For the second fiscal quarter, revenue was $1.12 billion, down 9.8% compared to the prior quarter, primarily due to seasonality in all four theaters as customers continued to have extended procurement cycles. On a year over year basis revenue was down 11.1% compared to the second quarter of fiscal 2012. Non-GAAP operating income was $113 million compared to non GAAP operating income of $193 million for the prior quarter and $138 million for the second quarter of fiscal 2012. Second quarter adjusted EBITDA was $172 million which compares to adjusted EBITDA of $251 million for the prior quarter and $200 million for the second quarter of fiscal 2012. Cash flow from operations was $82 million for the second quarter. Cash and cash equivalents was $302 million as of March 31, 2013 compared to $285 million as of December 31, 2012.

“Avaya’s second quarter revenue evidenced impacts from a cautious spending environment which extended our sales cycle and as a result, this quarter’s seasonal declines were at the low end of our historical range,” said Kevin Kennedy, President and CEO, Avaya. “Given this environment, we will continue to execute and deliver operational efficiencies and productivity improvements while maintaining our focus on product innovation, new customers and market leadership.”

[1]

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the first quarter of fiscal 2013 see our Form 8-K filed with the SEC on February 5,2013 at www.sec.gov.

Second Fiscal Quarter Highlights

•	Revenue of $1.12 billion decreased 9.8% compared to the prior quarter and decreased 11.1% compared to the second quarter of fiscal 2012

•	Gross margin was 52.4% compared to 53.7% for the prior quarter and 48.8% for the second quarter of fiscal 2012

•	Non-GAAP gross margin(1) was 53.7% compared to 55.6% for the prior quarter and 52.8% for the second quarter of fiscal 2012

•	Adjusted EBITDA was $172 million or 15.4% of revenue compared to $251 million or 20.2% of revenue for the prior quarter and $200 million or 15.9% of revenue for the second quarter of fiscal 2012

•	Product revenue of $529 million declined by 16.2% compared to the prior quarter and 17.0% compared to the second quarter of fiscal 2012.

•	Avaya Global Services revenue of $589 million decreased 3.3% compared to the prior quarter and decreased 5.0% compared to the second quarter of fiscal 2012

•	For the second fiscal quarter, percentage of revenue by geography was, U.S. with 53%, EMEA with 27%, Asia – Pacific with 10% and Americas International with 10%.

Conference Call and Webcast

Avaya will host a conference call to discuss these results at 5:00 p.m. EDT on Thursday, May 9, 2013. To access the conference call, dial 800-882-9327 in the U.S. or Canada and 706-645-9730 for international callers and provide the operator the conference passcode number of 47490648. To ensure you are on the call from the start, we suggest you access the call 10-15 minutes prior to the start of the call.

For those unable to participate, a replay of the conference call will be available beginning at 8:00 p.m. EDT on May 9 through June 9, by dialing 855-859-2056 within the United States and 404-537-3406 outside the United States. The replay access code is 47490648.

WEBCAST Information: Avaya will webcast this conference call live. To ensure that you are on the webcast, we suggest that you access our website (www.avaya.com/investors) 10-15 minutes prior to the start. Supplementary materials accompanying the conference call are available at the same location. Following the live webcast, a replay will be available on our archives at the same web address.

About Avaya

Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com.

Certain statements contained in this press release are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya’s filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Avaya Inc.

Consolidated Statements of Operations

(Unaudited; in millions)

	For the three months ended		For the six months ended
	March 31,		March 31,
	2013	2012	2013	2012
REVENUE
Products	$529	$637	$1,160	$1,386
Services	589	620	1,198	1,258

	1,118	1,257	2,358	2,644

COSTS
Products:
Costs (exclusive of amortization of intangibles)	236	280	497	591
Amortization of technology intangible assets	14	49	36	99
Services	282	315	573	637

	532	644	1,106	1,327

GROSS PROFIT	586	613	1,252	1,317

OPERATING EXPENSES
Selling, general and administrative	381	414	765	847
Research and development	113	117	231	228
Amortization of intangible assets	57	56	114	112
Goodwill impairment	89	—	89	—
Restructuring and impairment charges, net	18	90	102	111
Acquisition-related costs	—	2	—	3

	658	679	1,301	1,301

OPERATING (LOSS) INCOME	(72)	(66)	(49)	16
Interest expense	(116)	(108)	(224)	(217)
Loss on extinguishment of debt	(3)	—	(6)	—
Other income (expense), net	2	(12)	(4)	(13)

LOSS BEFORE INCOME TAXES	(189)	(186)	(283)	(214)
(Provision for) benefit from income taxes	(3)	24	6	26

NET LOSS	$(192)	$(162)	$(277)	$(188)

Avaya Inc.

Consolidated Balance Sheets

(Unaudited; in millions)

	March 31, 2013	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$302	$337
Accounts receivable, net	681	782
Inventory	255	255
Deferred income taxes, net	21	18
Other current assets	280	252

TOTAL CURRENT ASSETS	1,539	1,644

Property, plant and equipment, net	353	364
Deferred income taxes, net	44	43
Intangible assets, net	1,625	1,775
Goodwill	4,093	4,188
Other assets	196	180

TOTAL ASSETS	$7,850	$8,194

LIABILITIES
Current liabilities:
Debt maturing within one year	$35	$37
Accounts payable	409	438
Payroll and benefit obligations	247	262
Deferred revenue	689	616
Business restructuring reserve, current portion	103	84
Other current liabilities	253	302

TOTAL CURRENT LIABILITIES	1,736	1,739

Long-term debt	6,068	6,084
Pension obligations	1,708	1,763
Other postretirement obligations	343	360
Deferred income taxes, net	209	204
Business restructuring reserve, non-current portion	56	51
Other liabilities	443	429

TOTAL NON-CURRENT LIABILITIES	8,827	8,891

Commitments and contingencies
DEFICIENCY
Common stock	—	—
Additional paid-in capital	2,929	2,926
Accumulated deficit	(4,513)	(4,236)
Accumulated other comprehensive loss	(1,129)	(1,126)

TOTAL DEFICIENCY	(2,713)	(2,436)

TOTAL LIABILITIES AND DEFICIENCY	$7,850	$8,194

Avaya Inc.

Condensed Statements of Cash Flows

(Unaudited; in millions)

	For the six months ended
	March 31,
	2013	2012
Net cash (used for) provided by:
Net loss	$(277)	$(188)
Adjustments to net loss	308	324
Changes in operating assets and liabilities	57	(105)

Operating activities	88	31
Investing activities	(59)	(63)
Financing activities	(59)	(20)
Effect of exchange rate changes on cash and cash equivalents	(5)	7

Net decrease in cash and cash equivalents	(35)	(45)
Cash and cash equivalents at beginning of period	337	400

Cash and cash equivalents at end of period	$302	$355

Avaya Inc.

Supplemental Schedules of Revenue

(Unaudited; in millions)

For the Three Months Ended				For the Three Months Ended March 31,
June 30,	Sept. 30,	Dec. 31,		Revenues		Mix		Change
2012	2012	2012		2013	2012	2013	2012	Amount	Pct.
			Revenue by Segment
$561	$588	$573	Global Communications Solutions	$473	$574	42%	46%	$(101)	-17.6%
(1)	—	—	Purchase accounting adjustments	—	(1)	0%	0%	1	—
74	64	58	Networking	56	64	5%	5%	(8)	-12.5%

634	652	631	Total ECS product revenue	529	637	47%	51%	(108)	-17.0%
616	625	609	AGS	589	620	53%	49%	(31)	-5.0%

$1,250	$1,277	$1,240	Total revenue	$1,118	$1,257	100%	100%	$(139)	-11.1%

			Revenue by Geography
$666	$694	$670	U.S.	$592	$678	53%	54%	$(86)	-12.7%

			International:
330	327	331	EMEA	298	327	27%	26%	(29)	-8.9%
128	126	123	APAC - Asia Pacific	116	117	10%	9%	(1)	-0.9%
126	130	116	Americas International - Canada and Latin America	112	135	10%	11%	(23)	-17.0%

584	583	570	Total International	526	579	47%	46%	(53)	-9.2%

$1,250	$1,277	$1,240	Total Revenue	$1,118	$1,257	100%	100%	$(139)	-11.1%

Use of Non-GAAP (Adjusted) Financial Measures

The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with GAAP, including adjusted EBITDA, Non-GAAP gross margin and Non-GAAP operating income.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings.

We believe that including supplementary information concerning adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the company’s pricing strategies, volume, costs and expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Non-GAAP gross margin excludes the amortization of technology intangible assets, impairment of long lived assets, transition services agreement costs incurred in connection with the acquisition of Nortel’s enterprise solutions business, share based compensation and purchase accounting adjustments. We have included Non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included Non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya’s results of operations in conjunction with the corresponding GAAP measures.

The following tables reconcile GAAP measures to non-GAAP measures:

Avaya Inc.

Supplemental Schedule of Non-GAAP Adjusted EBITDA

(Unaudited; in millions)

	For the three months ended March 31,		For the six months ended March 31,
	2013	2012	2013	2012
Net loss	$(192)	$(162)	$(277)	$(188)
Interest expense	116	108	224	217
Interest income	—	(1)	(1)	(2)
Provision for (benefit from) income taxes	3	(24)	(6)	(26)
Depreciation and amortization	107	143	221	286

EBITDA	34	64	161	287
Impact of purchase accounting adjustments	—	1	—	1
Restructuring charges, net	18	90	102	111
Sponsors’ fees	2	2	4	4
Acquisition-related costs	—	2	—	3
Integration-related costs	5	3	9	8
Loss on extinguishment of debt	3	—	6	—
Third-party fees expensed in connection with the debt modification	14	—	18	—
Non-cash share-based compensation	1	2	3	5
Loss on investments and sale of long-lived assets, net	—	2	—	3
Goodwill impairment	89	—	89	—
Venezuela hyperinflationary and devaluation charges	1	—	1	—
(Gain) loss on foreign currency transactions	(17)	11	(15)	12
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	22	23	45	45

Adjusted EBITDA	$172	$200	$423	$479

Avaya Inc.

Supplemental Schedules of Non-GAAP Reconciliations

(Unaudited; in millions)

	For the Three Months Ended
	Mar. 31, 2012	June 30 2012	Sept. 30, 2012	Dec. 31 2012	Mar. 31 2013
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP Gross Profit	$613	$623	$646	$666	$586
GAAP Gross Margin	48.8%	49.8%	50.6%	53.7%	52.4%
Items excluded:
Amortization of technology intangible assets	49	47	46	22	14
Impairment of capitalized software development costs	—	2	4	—	—
Share-based compensation	1	1	1	1	—
Purchase accounting adjustments	1	1	1	—	—

Non-GAAP Gross Profit	$664	$674	$698	$689	$600

Non-GAAP Gross Margin	52.8%	53.9%	54.7%	55.6%	53.7%

Reconciliation of Non-GAAP Operating Income
GAAP Operating (Loss) Income	$(66)	$23	$76	$23	$(72)
Percentage of Revenue	-5%	2%	6%	2%	-6%
Items excluded:
Amortization of acquired assets	105	104	103	79	71
Restructuring and impairment charges, net	90	21	15	84	18
Acquisition/integration-related costs	6	6	6	5	6
Share-based compensation	2	2	1	2	1
Impairment of capitalized software development costs	—	2	4	—	—
Goodwill impairment	—	—	—	—	89
Purchase accounting adjustments	1	1	1	—	—

Non-GAAP Operating Income	$138	$159	$206	$193	$113

Percentage of Revenue	11.0%	12.7%	16.1%	15.6%	10.1%